Exhibit (d)

EXHIBIT (d)

Securities of the Registrant Outstanding as of June 30, 2013

Data provided in relation to the Securities of Registrant outstanding as of June 30, 2013 are audited figures.

Outstanding Domestic A$ Indebtedness of the Registrant as at June 30, 2013

Coupon Rate (% per annum)	Face Value (A$)	Market Value (A$)	Date of Maturity
5.50	3,958,641,000	4,057,831,710	1-Aug-13
2.75	1,646,252,800	1,670,753,354	8-Jul-14
5.50	1,083,982,000	1,142,491,582	1-Aug-14
6.00	2,813,950,000	3,011,689,792	1-Apr-15
6.00	4,871,175,000	5,323,009,795	1-Apr-16
4.00	3,396,742,000	3,526,977,207	20-Feb-17
5.50	1,635,721,000	1,791,794,979	1-Mar-17
6.00	5,136,934,000	5,798,013,129	1-Feb-18
3.50	2,887,510,800	2,871,913,797	20-Mar-19
6.00	1,695,636,200	1,923,695,472	1-Apr-19
6.00	5,834,382,000	6,579,609,646	1-May-20
6.00	183,392,000	207,539,225	1-Jun-20
3.75*	1,901,985,000	2,167,963,157	20-Nov-20
6.00	6,648,981,000	7,580,098,112	1-Mar-22
4.00	1,472,245,000	1,424,362,130	20-Apr-23
6.00	2,177,997,000	2,482,415,641	1-May-23
5.00	3,734,150,000	3,922,649,894	20-Aug-24
2.75*	3,356,122,000	3,561,643,537	20-Nov-25
6.00	217,987,000	245,976,531	1-May-30
2.50*	1,139,969,600	1,127,424,570	20-Nov-35
Various	22,299,375	22,715,951	Various 2013
Various	31,387,312	32,317,508	Various 2014
Various	38,002,627	39,330,546	Various 2015
Various	31,489,000	34,069,441	Various 2016
Various	18,500,041	18,118,159	Various 2017
Various	103,000,000	123,820,700	Various 2018
Various	3,000,000	2,377,526	Various 2019
Various	3,000,000	2,252,189	Various 2020
Various	8,575,100	7,976,816	Various 2021
Various	5,946,288	4,941,150	Various 2022
Various	3,000,000	1,893,625	Various 2023
Various	3,000,000	1,786,718	Various 2024
Various	3,000,000	1,686,725	Various 2025
Various	3,000,000	1,592,421	Various 2026
Various	3,000,000	1,501,843	Various 2027
Various	10,000,000	8,925,167	Various 2028
Various	1,000,000	444,641	Various 2029
Various	1,000,000	419,417	Various 2030
Various	1,000,000	397,244	Various 2031
Various	1,000,000	376,186	Various 2032
Various	1,000,000	355,222	Various 2033

Coupon Rate (% per annum)		Face Value (A$)	Market Value (A$)	Date of Maturity
3.15	Floating Rate Notes	2,500,000,000	2,523,339,994	8-April-16
2.99	Floating Rate Notes	300,000,000	302,313,246	9-Feb-15
2.70	Floating Rate Notes	250,000,000	250,206,118	24-Aug-15

Total Domestic A$ Indebtedness		59,138,955,143	63,801,011,812

*	Bonds are capital indexed bonds

Outstanding Foreign Currency Denominated Offshore Indebtedness of

the Registrant as at June 30, 2013

Year of Issue	Currency	A$ Face Value	Coupon*	Maturity	A$ Market Valuation
2001	JPY	7,672,074	0	Dec 13, 2021	7,664,281
2003	JPY	17,536,168	0	Mar 25, 2032	17,491,222
2002	JPY	1,096,011	0	May 22, 2032	1,092,063
2002	JPY	5,480,053	0	Nov 19, 2032	5,475,708
2002	JPY	10,960,105	0	Nov 27, 2032	10,950,534
2002	JPY	6,576,063	0	Dec 2, 2032	6,570,009
2002	JPY	14,248,137	0	Dec 3, 2032	14,234,896
2002	JPY	1,096,011	0	Dec 17, 2032	1,094,859
2002	JPY	23,016,221	0	Dec 18, 2032	22,991,850
2002	JPY	15,344,147	0	Dec 20, 2032	15,327,635
2003	JPY	6,576,063	0	Jan 28, 2033	6,564,772
2003	JPY	10,960,105	0	Mar 15, 2033	10,956,544
2003	JPY	21,920,210	0	Mar 17, 2033	21,913,088
2003	JPY	13,152,126	0	Mar 24, 2033	13,118,627
2003	JPY	27,400,263	0	Mar 25, 2033	27,330,035
2003	JPY	12,056,116	0	Apr 23, 2033	12,019,142
2003	JPY	4,384,042	0	Jul 21, 2033	4,383,733
2003	JPY	14,248,137	0	Jul 26, 2033	14,246,948
2003	JPY	15,344,147	0	Aug 5, 2033	15,342,210
2003	JPY	10,960,105	0	Aug 18, 2033	10,958,111
2003	JPY	24,112,231	0	Aug 25, 2033	24,107,016
2003	JPY	7,672,074	0	Sep 10, 2033	7,669,867
2003	JPY	5,480,053	0	Nov 12, 2033	5,476,094
2004	JPY	2,192,021	0	Aug 11, 2034	2,191,688
2004	JPY	10,960,105	0	Oct 18, 2034	10,954,486
2004	JPY	10,960,105	0	Nov 24, 2034	10,950,755
2005	JPY	5,480,053	0	Aug 8, 2035	5,479,314
2009	GBP	411,793,774	5.00%	Feb 25, 2039	541,709,078
2009	JPY	164,401,578	2.60%	Apr 15, 2039	190,744,105
2011	CHF	148,520,507	2.39%	Apr 26, 2041	162,118,286

Total		1,031,598,805			1,201,126,956

*	Coupons listed as zero denote debt issued in the form of power reverse dual currency bonds, in which any coupon is linked to a specific formula.
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Outstanding A$ Offshore Indebtedness of

the Registrant

Global A$ Bonds

As at June 30, 2013

Coupon (%)	Maturity Date	Face Value (A$)	Market Value (A$)
5.50	Aug 1, 2014	553,759,000	583,916,715
5.50	Mar 1, 2017	793,607,000	870,602,751
6.00	Apr 1, 2019	63,960,000	72,671,992
Total		1,411,326,000	1,527,191,458

A$ Euro Medium Term Notes

As at June 30, 2013

Year of Issue	Coupon (%)	Maturity Date	Face Value (A$)	Market Value (A$)
2009	1.00%	Sep 2, 2019	30,000,000	25,307,096
2009	0.35%	Feb 14, 2014	16,147,000	15,930,125
1990	0.00%	Nov 23, 2020	248,840,000	184,192,780
	0.50%	Sep 14, 2022	302,000,000	212,242,580
	0.50%	Oct 7, 2022	114,000,000	79,804,770
	0.50%	Oct 28, 2022	86,000,000	59,988,669
	0.50%	Nov 18, 2022	94,000,000	65,335,134
	0.50%	Dec 16,2022	104,000,000	71,941,568
	0.50%	Feb 2, 2023	66,000,000	45,448,280
	0.50%	Mar 30, 2023	70,000,000	47,745,322

Total			1,130,987,000	807,936,324

The Registrant raises funds in both the domestic and international capital markets, with the market value of borrowings under management as at June 30, 2013 of A$67.3 billion which includes A$6.6 billion of offshore debt based on the prevailing rates of exchange at June 30, 2013. The Registrant hedges its foreign debt portfolio through interest rate and currency swaps and other hedging and currency switching transactions.

The following table shows at June 30, 2013 the amount of principal of the Registrant’s outstanding indebtedness maturing over the next five years and for subsequent years. This table includes borrowings made by authorities for which debt service responsibility has been assumed by the Registrant.

	(A$ million)
	0-3 months	3-12 months	1-5 years	Over 5 years	Total
Offshore Debt	156	278	1,640	2,531	4,605
Domestic Debt	4,824	1,960	32,845	40,461	80,090
	4,980	2,238	34,485	42,992	84,695

Exchange Rate of the Australian Dollar

Exchange rates as at June 30, 2013 used to calculate the A$ Face Value and the A$ Market Valuation of outstanding foreign currency denominated debt of the Registrant for the major currencies in which such debt is denominated, expressed as an Australian dollar against the foreign currency equivalent, are shown in the table below:

Currency as at June 30	2013
Japanese Yen	91.24
GB Pounds	0.6071
CHF Francs	0.8753

Source: Thomson Reuters Daily Mid-Rates

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The historical exchange rates for the major currencies in which debt of the Registrant is denominated, expressed as an Australian dollar against foreign currency equivalent, are shown in the table below:

Currency as at June 30	2008	2009	2010	2011	2012	2013
US Dollar	0.9626	0.8114	0.8523	1.0739	1.0191	0.9275
Japanese Yen	101.93	77.76	75.46	86.33	80.89	91.64
GB Pounds	0.4829	0.4872	0.5666	0.6667	0.6529	0.6072
CHF Francs	0.9793	0.8779	0.9224	0.8927	0.9722	0.8754

Source: Reserve Bank of Australia

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